EXHIBIT 10.1

SUMMARY OF KEY TERMS OF COMPENSATION ARRANGEMENT WITH RICHARD PEACH

PacifiCorp’s Chief Financial Officer, Richard D. Peach, receives an annual salary and participates in health insurance and other benefit plans on the same basis as other employees, as well as certain other benefit plans described below. He is also eligible for a cash incentive under the PacifiCorp Annual Incentive Plan (“AIP”) and participates in the Deferred Share Program, an equity incentive component of the AIP designed specifically for executive officers and senior management. In addition, Mr. Peach participates in the Long Term Incentive Plan (“LTIP”) of PacifiCorp’s parent company, Scottish Power plc (“ScottishPower”). A copy of the LTIP is attached as Exhibit 12.6 to the ScottishPower Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission (“SEC”) on June 27, 2003. Awards under the Deferred Share Program and LTIP are determined as a percentage of base salary. The Deferred Share Program replaces the PacifiCorp Stock Incentive Plan and ScottishPower Executive Share Option Plan 2001, from which equity incentive awards have been made in past years to PacifiCorp named executive officers. Copies of these plans are attached as Exhibit 12.5 and 12.7, respectively, to the ScottishPower 20-F filed with the SEC on June 27, 2003.

Key elements of Mr. Peach’s compensation for fiscal year ending March 31, 2006, effective May 1, 2005:

Fiscal 2006 Salary	2006 AIP Maximum Cash Incentive	2006 AIP Maximum Deferred Share Incentive	2006 LTIP Maximum Award
$410,000	60%	20%	60%

International Assignee Localization Benefits. Continuation of certain ScottishPower international assignee benefits for up to 18-month transition period (all others ceased effective May 1, 2005):

•	Foreign Service Premium transition of 50% of current benefit for the first 12 months and 25% of current benefit for the remaining six months.
•	Housing transition equal to 12 months at 100% of current allowance and 50% of current allowance for the remaining six months.
•	Cost of living adjustment payments for a one-year transition period.
•	Utilities payments for a total period of 12 months: 100% of utilities monthly benefit for six months, 50% of monthly payment for remaining six months.

Other Benefit Plan Participation:

•	PacifiCorp Executive Severance Plan
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ScottishPower Pension Scheme until U.S. permanent resident status and permanent employment; thereafter, PacifiCorp Compensation Reduction Plan, Retirement Plan and Supplemental Executive Retirement Plan.